Exhibit 99.1    Press Release

JULY 20, 2000

PRESS RELEASE
From: Contact: Corporate Office: Telephone:	Massachusetts Fincorp, Inc. Paul C. Green, President & CEO 70 Quincy Avenue Quincy, Massachusetts 02169 (617) 825-5555

FOR IMMEDIATE RELEASE:

MASSACHUSETTS FINCORP, INC. ANNOUNCES
APPOINTMENT OF NEW TREASURER & CHIEF FINANCIAL OFFICER

Quincy, MA - July 20, 2000 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN) (the "Company") announced today its Board of Directors recently appointed David C. Bojarczuk as Treasurer and Chief Financial Officer. Mr. Bojarczuk will assume those responsibilities from Paul C. Green, Chairman of the Board, President and CEO of the Company. Mr. Green had temporarily assumed the role of Treasurer during the search for a replacement for a CFO after the resignation of Ruth J. Rogers.

Mr. Bojarczuk has over 13 years experience in the banking industry, including most recently holding the position of Vice President & Treasurer at Milestone Federal Credit Union and various positions prior to that at Lowell Five Cents Savings Bank.